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                                                                     Exhibit 5.1

                      Skadden, Arps, Slate, Meagher & Flom
                                One Rodney Square
                           Wilmington, Delaware  19801



                                  May 23, 1996


Zenith National Insurance Corp.
21255 Califa Street
Woodland Hills, California  91367

               Re:  Zenith National Insurance Corp.
                    Registration Statement on Form S-8
                    ----------------------------------

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") that you intend to file with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 2,176,000 shares (the "Shares") of common stock, par value $1.00 per share ("Common Stock"), of Zenith National Insurance Corp. (the "Company") to be issued by the Company under the Zenith National Insurance Corp. 1996 Employee Stock Option Plan (the "Plan").

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Plan, (ii) the Certificate of Incorporation of the Company and the Bylaws of the Company, (iii) copies of certain resolutions of the Board of Directors of the Company relating to, among other things, the Shares, the Plan and the Registration Statement, (iv) the form of certificate representing the Common Stock and (v) such other documents, certificates and records as we have considered necessary or appropriate for purposes of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the Bar in the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

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          Based upon and subject to the foregoing, and assuming (i) the valid issuance of options pursuant to the Plan and (ii) the conformity of the certificates representing the Shares to the form thereof examined by us and the due execution and countersignature of such certificates, we are of the opinion that the Shares, when issued upon exercise of options in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.



                                   Very truly yours,


                                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM


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